                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information and to the incorporation by reference of our report dated June 18,1999, in this Registration Statement (Form N-1A No. 33-39029) of Liquid Institutional Reserves (comprising, respectively, the Money Market Fund, Government Securities Fund and Treasury Securities Fund).

                                       /s/ ERNST & YOUNG LLP

                                           ERNST & YOUNG LLP

New York, New York
August 31, 1999